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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the prospectuses included in the Registration Statement of Childtime Learning Centers, Inc. on Form S-8 (File Nos. 333-38325 and 333-33741) of our report dated May 27, 1999 on our audits of the consolidated financial statements and financial statement schedule of Childtime Learning Centers, Inc. and Subsidiaries as of April 2, 1999 and April 3, 1998 and for each of the three fiscal years in the period ended April 2, 1999, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 10, 1999



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